Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Second-Quarter 2018 Results

Company Grew Net Sales by 14% to $1.8 Billion;
Pricing Momentum Expected to Drive Strong Second-Half Performance Improvement,
Resulting in an Adjusted EBIT Outlook of $925 Million to $975 Million for 2018

•	Insulation grew EBIT by $20 million, despite manufacturing productivity headwinds

•	Roofing produced 19% EBIT margins on strong sequential price improvement

•	Composites declined to $71 million of EBIT on higher manufacturing costs

•	Full-year outlook continues to reflect strong free cash flow conversion

TOLEDO, Ohio - July 25, 2018 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.8 billion in second-quarter 2018, compared with net sales of $1.6 billion in second-quarter 2017, an increase of 14%.

Second-quarter 2018 net earnings attributable to Owens Corning were $121 million, or $1.08 per diluted share, compared with $96 million, or $0.85 per diluted share, during the comparable quarter in 2017. For first-half 2018, net earnings were $213 million, compared with $197 million in first-half 2017. Second-quarter 2018 adjusted earnings were $131 million, or $1.17 per diluted share, compared with $135 million, or $1.19 per diluted share, during the same period one year ago. For first-half 2018, adjusted earnings were $221 million, or $1.97 per diluted share, compared with $232 million, or $2.04 per diluted share, in first-half 2017 (See Use of Non-GAAP Measures, See Table 3).

“Owens Corning grew revenue by 14% on the contribution of Insulation acquisitions and successful pricing actions in both Roofing and Insulation. The company made significant commercial progress in the first-half of the year, partially offset by operational headwinds,” said Chairman and Chief Executive Officer Mike Thaman. “In the second-half, we expect continued commercial execution and improved operational performance. We expect strong financial results for 2018 with momentum heading into 2019.”

Consolidated Second-Quarter 2018 Results

•
In the second quarter, Owens Corning experienced a recordable incident rate of 0.56, compared with 0.48 in second-quarter 2017. Although increased for the comparative quarter, the company continues to perform at a high level of safety with year-to-date performance consistent with 2017.

•
Reported earnings before interest and taxes (EBIT) for second-quarter 2018 were $206 million, compared with $190 million during the same period in 2017. Adjusted EBIT in second-quarter 2018 was $214 million, compared with $230 million in 2017 (See Table 2).

•
During second-quarter 2018, Owens Corning repurchased 252,000 shares of its common stock for $20 million. As of the end of the quarter, 6.2 million shares were available for repurchase under the current authorization.

Other Significant Matters

•	On June 20, 2018, the Board of Directors declared a quarterly cash dividend of $0.21 per common share. The dividend will be payable on August 2, 2018, to shareholders of record as of July 17, 2018.

2018 Outlook

•	The company continues to expect an environment consistent with consensus expectations for U.S. housing starts and global industrial production growth.

•
In Insulation, the company expects to deliver EBIT growth of approximately $150 million. First-half EBIT improved $47 million versus the prior year. The second-half EBIT improvement compared with the prior year is expected to accelerate to over $100 million based on a larger pricing benefit, stronger manufacturing performance and a continued contribution from acquisitions.

•
In Roofing, the company expects the overall U.S. asphalt shingle market to be down mid-single digits on lower storm demand. The company’s shingle volumes trailed the market in the quarter and the first-half. During these periods, the U.S. asphalt shingle market experienced high growth in the U.S. Eastern seaboard, where the company has a lower than average market position. The company estimates that approximately 50% of the first-half volume decline was attributable to geographic mix with the remainder associated with timing of shipments. Geographic mix is expected to affect full-year volumes. Pricing performance continues to be strong and the company expects to offset the impact of persistent asphalt and transportation inflation.

•
In Composites, the company expects continued growth in the glass fiber market, driven by global industrial production growth. The company now expects EBIT to be slightly below the prior year as a result of higher manufacturing costs, a slightly lower volume outlook, and higher than anticipated inflation.

•
The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•
The company has improved its outlook for general corporate expenses to be between $135 million and $140 million in 2018. Capital additions in 2018 are expected to total approximately $500 million. Interest expense is expected to be between $125 million and $130 million.

•	In 2018, the company expects to convert adjusted earnings into free cash flow at about 100%.

•
The company expects the price momentum generated in the first-half to drive substantial earnings growth in the second-half, resulting in a full-year adjusted EBIT outlook of $925 million to $975 million.

Next Earnings Announcement
Third-quarter 2018 results will be announced on Wednesday, October 24, 2018.

Second-Quarter 2018 Conference Call and Presentation
Wednesday, July 25, 2018
11 a.m. Eastern Daylight Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 997-7439 (Please dial in 10-15 minutes before conference call start time)
Live webcast: https://services.choruscall.com/links/oc180725.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through August 1, 2018. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.

Conference replay number: 101-21-549
Replay available at https://services.choruscall.com/links/oc180725.html
Webcast replay available until July 25, 2019.
About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2017 sales of $6.4 billion and employs 19,000 people in 37 countries. It has been a Fortune 500® company for 63 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.
Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; the impact of recent tax reform legislation and related actions, interpretations, and regulatory guidance on our financial condition and results of operations (including the assumptions we make related thereto); foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of July 25, 2018, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
NET SALES	$1,824	$1,597	$3,515	$3,075
COST OF SALES	1,406	1,189	2,742	2,325
Gross margin	418	408	773	750
OPERATING EXPENSES
Marketing and administrative expenses	187	155	372	297
Science and technology expenses	22	21	45	42
Other expenses, net	6	13	26	24
Total operating expenses	215	189	443	363
OPERATING INCOME	203	219	330	387
Non-operating (income) expense	(3)	29	(7)	27
EARNINGS BEFORE INTEREST AND TAXES	206	190	337	360
Interest expense, net	33	27	61	53
EARNINGS BEFORE TAXES	173	163	276	307
Income tax expense	49	67	60	110
Equity in net loss of affiliates	(2)	—	(2)	—
NET EARNINGS	122	96	214	197
Net earnings attributable to noncontrolling interests	1	—	1	—
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$121	$96	$213	$197
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.09	$0.86	$1.92	$1.76
Diluted	$1.08	$0.85	$1.90	$1.74
Dividend	$0.21	$0.20	$0.42	$0.40
WEIGHTED AVERAGE COMMON SHARES
Basic	110.9	111.6	111.2	112.0
Diluted	111.9	113.1	112.2	113.5

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Restructuring costs	$(7)	$(29)	$(12)	$(29)
Acquisition-related costs	(1)	(10)	(15)	(11)
Recognition of acquisition inventory fair value step-up	—	—	(2)	—
Litigation settlement gain, net of legal fees	—	29	—	29
Pension settlement losses	—	(30)	—	(30)
Total adjusting items	$(8)	$(40)	$(29)	$(41)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$121	$96	$213	$197
Net earnings attributable to noncontrolling interests	1	—	1	—
NET EARNINGS	122	96	214	197
Equity in net loss of affiliates	(2)	—	(2)	—
Income tax expense	49	67	60	110
EARNINGS BEFORE TAXES	173	163	276	307
Interest expense, net	33	27	61	53
EARNINGS BEFORE INTEREST AND TAXES	206	190	337	360
Adjusting items from above	(8)	(40)	(29)	(41)
ADJUSTED EBIT	$214	$230	$366	$401

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$121	$96	$213	$197
Adjustment to remove adjusting items (a)	8	40	29	41
Adjustment to remove tax benefit on adjusting items (b)	(1)	(9)	(8)	(9)
Adjustment to tax expense to reflect pro forma tax rate (c)	3	8	(13)	3
ADJUSTED EARNINGS	$131	$135	$221	$232

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.08	$0.85	$1.90	$1.74
Adjustment to remove adjusting items (a)	0.07	0.35	0.26	0.36
Adjustment to remove tax benefit on adjusting items (b)	(0.01)	(0.08)	(0.07)	(0.08)
Adjustment to tax expense to reflect pro forma tax rate (c)	0.03	0.07	(0.12)	0.02
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.17	$1.19	$1.97	$2.04

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	110.9	111.6	111.2	112.0
Non-vested restricted and performance shares	0.8	1.2	0.8	1.2
Options to purchase common stock	0.2	0.3	0.2	0.3
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	111.9	113.1	112.2	113.5

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2018, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2018 effective tax rate guidance of 26% to 28%.  For comparability, in 2017, we have used an effective tax rate of 33%, which was our 2017 effective tax rate excluding the impact of our fourth quarter 2017 net charge related to the U.S. Tax Cuts and Jobs Act of 2017.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2018	December 31, 2017
CURRENT ASSETS
Cash and cash equivalents	$149	$246
Receivables, less allowances of $19 at June 30, 2018 and $19 at December 31, 2017	948	806
Inventories	984	841
Assets held for sale	5	12
Other current assets	114	80
Total current assets	2,200	1,985
Property, plant and equipment, net	3,722	3,425
Goodwill	1,968	1,507
Intangible assets, net	1,811	1,360
Deferred income taxes	115	144
Other non-current assets	234	211
TOTAL ASSETS	$10,050	$8,632
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,376	$1,277
Short-term debt	1	1
Long-term debt – current portion	4	4
Total current liabilities	1,381	1,282
Long-term debt, net of current portion	3,636	2,405
Pension plan liability	249	256
Other employee benefits liability	219	225
Deferred income taxes	127	37
Other liabilities	271	223
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,009	4,011
Accumulated earnings	1,729	1,575
Accumulated other comprehensive deficit	(600)	(514)
Cost of common stock in treasury (c)	(1,013)	(911)
Total Owens Corning stockholders’ equity	4,126	4,162
Noncontrolling interests	41	42
Total equity	4,167	4,204
TOTAL LIABILITIES AND EQUITY	$10,050	$8,632

(a)10 shares authorized; none issued or outstanding at June 30, 2018, and December 31, 2017
(b)400 shares authorized; 135.5 issued and 110.9 outstanding at June 30, 2018; 135.5 issued and 111.5 outstanding at December 31, 2017
(c)24.6 shares at June 30, 2018, and 24.0 shares at December 31, 2017

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2018	2017
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$214	$197
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	216	168
Deferred income taxes	33	73
Provision for pension and other employee benefits liabilities	—	35
Stock-based compensation expense	22	20
Other non-cash	(3)	6
Changes in operating assets and liabilities	(159)	(74)
Pension fund contributions	(7)	(16)
Payments for other employee benefits liabilities	(10)	(9)
Other	—	(8)
Net cash flow provided by operating activities	306	392
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(304)	(170)
Proceeds from the sale of assets or affiliates	14	3
Investment in subsidiaries and affiliates, net of cash acquired	(1,143)	(561)
Other	3	3
Net cash flow used for investing activities	(1,430)	(725)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	389	588
Proceeds from senior revolving credit and receivables securitization facilities	958	337
Payments on senior revolving credit and receivables securitization facilities	(700)	(337)
Proceeds from term loan borrowing	600	—
Payments on term loan borrowing	(15)	—
Dividends paid	(46)	(45)
Purchases of treasury stock	(136)	(134)
Other	1	3
Net cash flow provided by financing activities	1,051	412
Effect of exchange rate changes on cash	(24)	9
Net (decrease) increase in cash, cash equivalents and restricted cash	(97)	88
Cash, cash equivalents and restricted cash at beginning of period	253	118
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$156	$206

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$541	$537	$1,052	$1,048
% change from prior year	1%	4%	—%	6%
EBIT	$71	$84	$131	$155
EBIT as a % of net sales	13%	16%	12%	15%
Depreciation and amortization expense	$36	$35	$73	$71

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$682	$439	$1,278	$838
% change from prior year	55%	6%	53%	5%
EBIT	$49	$29	$81	$34
EBIT as a % of net sales	7%	7%	6%	4%
Depreciation and amortization expense	$46	$27	$91	$53

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$659	$684	$1,301	$1,311
% change from prior year	-4%	1%	-1%	18%
EBIT	$127	$155	$224	$280
EBIT as a % of net sales	19%	23%	17%	21%
Depreciation and amortization expense	$13	$12	$25	$24

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Restructuring costs	$(7)	$(29)	$(12)	$(29)
Acquisition-related costs	(1)	(10)	(15)	(11)
Recognition of acquisition inventory fair value step-up	—	—	(2)	—
Litigation settlement gain, net of legal fees	—	29	—	29
Pension settlement losses	—	(30)	—	(30)
General corporate expense and other	(33)	(38)	(70)	(68)
EBIT	$(41)	$(78)	$(99)	$(109)
Depreciation and amortization	$12	$10	$27	$20

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$396	$385	$306	$392
Less: Cash paid for property, plant and equipment	(203)	(103)	(304)	(170)
FREE CASH FLOW	$193	$282	$2	$222